Exhibit Index

Exhibit (b)         By-laws
Exhibit (i)         Opinion and Consent of Counsel
Exhibit (j)         Independent Auditors' Consent
Exhibit (o)(1)      Directors' Power of Attorney
Exhibit (o)(2)      Officers' Power of Attorney